Exhibit 10.4

EXECUTION COPY

UNPAID EXPENSES AND LOCK-UP AGREEMENT

This Unpaid Expenses and Lock-Up Agreement (this “Agreement”) is entered into as of August 4, 2021, by and between Growth Capital Acquisition Corp., a Delaware corporation (“GCAC”), Growth Capital Sponsor LLC, a Delaware limited liability company (“GC Sponsor”), Nautilus Carriers LLC, a Delaware limited liability company (“Nautilus”), and HB Strategies LLC, a Delaware limited liability company (“HB” and together with GC Sponsor and Nautilus, the “Sponsors”), and Cepton Technologies, Inc., a Delaware corporation (the “Company”). The parties to this Agreement are referred to herein as the “Parties” or, each individually, as a “Party.” Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, GCAC was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, immediately following the closing of GCAC’s initial public offering of GCAC’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and as of the date hereof, the Sponsors are the registered holders of (i) 4,312,500 shares (the “Founder Shares”) of GCAC’s Class B common stock, par value $0.0001 per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”) and (ii) 5,175,000 warrants, each of which is exercisable to purchase one share of Common A Common Stock, at an exercise price of $11.50 per share (the “Founder Warrants”), which were issued to the Sponsors pursuant to those certain Private Placement Warrants Purchase Agreements, each dated as of January 29, 2021, between GCAC and each of the Sponsors;

WHEREAS, concurrently with the execution and delivery of this Agreement, GCAC, GCAC Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of GCAC (“Merger Sub”), and the Company are entering into that certain Business Combination Agreement, dated as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, inter alia, Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of GCAC (the “Merger”), on the terms and subject to the conditions set forth therein (the Merger, together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”);

WHEREAS, in connection with the Transactions, the Sponsors have agreed that if GCAC’s unpaid or contingent liabilities as of immediately prior to the Closing (excluding deferred underwriting and business combination marketing fees and expenses arising from GCAC’s initial public offering and excluding any fees and expenses arising from the PIPE Investment) (the “Unpaid GCAC Expenses”) exceed $10,000,000 (the “Threshold”), the Sponsors will, at the election of the Sponsors, either forfeit immediately prior to the Closing a number of Founder Shares and Founder Warrants having an aggregate value equal to the Excess Expense Amount (as defined below and as determined in accordance with Section 1 hereof) or (ii) pay to GCAC an amount in cash equal to the Excess Expense Amount; and

WHEREAS, the Parties wish to enter into this Agreement to set forth obligations described above and make certain additional agreements to each other in connection with the Transactions, including (among others) with respect to restrictions on transfer of certain equity interests in GCAC.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

1.            Unpaid GCAC Expenses. If, as of immediately prior to the Closing, the amount of the Unpaid GCAC Expenses exceeds the Threshold (such difference, the “Excess Expense Amount”), then, immediately prior to the Closing, each Sponsor shall either, at the election of such Sponsor, (a) surrender to GCAC for no consideration a number of Founder Shares held by such Sponsor equal to (i) such Sponsor’s Pro Rata Share (as defined below) of the Excess Expense Amount divided by (ii) $10.00 (the “Forfeited Founder Shares”); provided, that if such number of Forfeited Founder Shares exceeds the number of Founder Shares held by such Sponsor, such Sponsor shall surrender to GCAC for no consideration a number of Founder Warrants equal to the Forfeited Founder Shares less such Sponsor’s Founder Shares; or (b) transfer to GCAC for no consideration, by wire transfer of immediately available funds (in U.S. dollars) to an account of GCAC designated in writing by GCAC and confirmed by the Company, an amount equal to such Sponsor’s Pro Rata Share of the Excess Expense Amount. Upon the surrender of any Founder Shares and/or Founder Warrants pursuant to this Section 1, (i) none of such Founder Shares and such Founder Warrants shall be outstanding, (ii) GCAC shall take all necessary action to retire or cancel such Founder Shares and Founder Warrants, whereupon such shares and warrants shall cease to be outstanding or to exist, and (iii) GCAC shall cancel any certificates or other instruments that theretofore represented any of such Founder Shares and/or Founder Warrants (or make or cause to be made all appropriate notations in its books and records with respect to any such securities that are uncertificated and represented by book entry only). For purposes of this Agreement, “Pro Rata Share” means, with respect to each Sponsor, a fraction (expressed as a percentage), the numerator of which is the sum of the number of Founder Shares held by such Sponsor plus the number of shares of Common Stock issuable upon the exercise in full of the Founder Warrants held by such Sponsor, in each case, as of immediately prior to the Closing, and the denominator of which is the sum of the aggregate number of Founder Shares held by all of the Sponsors plus the aggregate number of shares of Common Stock issuable upon the exercise in full of all of the Founder Warrants held by all of the Sponsors, in each case, as of immediately prior to the Closing.

2.            Lockup.

a)             During the period beginning at the Effective Time and (i) with respect to fifty percent (50%) of the Covered Securities (as defined below), to and including the date that is 180 days after the Closing Date, and (ii) with respect to the remaining fifty percent (50%) of the Covered Securities, to and including the earlier of (x) the date that is 180 days after the Closing Date and (y) the date on which the closing share price of the GCAC Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any consecutive 30-trading day period commencing at least 60 days after the Closing Date (the “Lock-Up Period”), each Sponsor agrees not to, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, together with any (a) securities paid as dividends or distributions with respect to such securities or (b) securities that are exchangeable or convertible into shares of Common Stock, owned directly by the such Sponsor (including holding as a custodian) or with respect to which such Sponsor has beneficial ownership within the rules and regulations of the U.S. Securities and Exchange Commission (collectively, the “Covered Securities”; provided that, with respect to HB, “Covered Securities” only shall mean HB’s Founder Shares (and, for the avoidance of doubt, shall not include any shares of Class A Common Stock or any other securities of GCAC now or hereafter owned by HB); and provided, further, that, for the avoidance of doubt, “Covered Securities” will not include any Founder Warrants or any shares of Common Stock issuable upon exercise thereof, for which such Sponsor shall separately be subject to certain lock-up restrictions under the letter agreement, dated January 29, 2021, between such Sponsor and GCAC). The foregoing restriction is expressly agreed to preclude such Sponsor from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Covered Securities, even if such Covered Securities would be disposed of by someone other than such Sponsor. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Covered Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Covered Securities.

For the avoidance of doubt, and notwithstanding the foregoing or else anything set forth in this Agreement, nothing contained herein shall apply in any way to any securities of GCAC acquired by HB in GCAC’s initial public offering (the “IPO”) or in any open market transactions, including, without limitation, any shares of capital stock or warrants comprising a part of the units issued and sold by GCAC in the IPO.

b)            Notwithstanding the foregoing or anything in this Agreement to the contrary, a Sponsor may transfer or dispose of its Covered Securities (i) by will, other testamentary document or intestacy, (ii) as a bona fide gift or gifts, including to charitable organizations, or for bona fide estate planning purposes, (iii) to any trust, partnership, limited liability company, corporation or other entity for the direct or indirect benefit of the undersigned, or an immediate family member of the undersigned (for purposes of this Section 2, “immediate family member” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (iv) in the case of an individual, (x) to any immediate family member or other dependent or (y) to a trust, the beneficiary of which is either a member of one of the individual’s immediate family members or a charitable organization and, in each case, the sole trustee of which is such individual, (v) in the case of an individual, pursuant to a qualified domestic relations order, (vi) as a pro rata distribution to limited partners, members or stockholders of such Sponsor, (vii) to its Affiliated investment funds or to any other Affiliates of such Sponsor or its Affiliates, (viii) to a nominee or custodian of a person to whom a disposition or transfer would be permissible under clauses (i) through (vii) above, (ix) pursuant to an order or decree of a Governmental Authority, (x) from an employee to GCAC or its Subsidiary or parent entities upon death, disability or termination of employment, in each case, of such employee, (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction, in each case, both approved by the Board of Directors of GCAC and made to all holders of the shares involving a Change of Control (as defined below) (including negotiating and entering into an agreement providing for any such transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such Sponsor’s Covered Securities shall remain subject to the provisions of this Section 2, (xii) to GCAC (1) pursuant to the exercise of any option to purchase Common Stock granted by GCAC pursuant to any employee benefit plans or arrangements (including employee benefit plans or arrangements assumed in connection with the Merger) which are set to expire during the Lock-Up Period, where any Common Stock received by the undersigned upon any such exercise will be subject to the terms of this Section 2, or (2) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase Common Stock or the vesting of any restricted stock awards granted by GCAC pursuant to employee benefit plans or arrangements (including employee benefit plans or arrangements assumed in connection with the Merger) which are set to expire or automatically vest during the Lock-Up Period, where any Common Stock received by such Sponsor upon any such exercise or vesting will be subject to the terms of this Section 2, (xiii) pursuant to transactions to satisfy any U.S. federal, state, or local income tax obligations of such Sponsor (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Business Combination Agreement was executed by the parties thereto, and such change prevents such transaction from qualifying as a “reorganization” pursuant to Section 368 of the Code (and such transaction does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), or (xiv) with the prior written consent of GCAC after the Closing; provided that:

(1)            in the case of each transfer or distribution pursuant to clauses (ii) through (ix) above, (a) each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth in this Section 2; and (b) any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (x) equity interests of such transferee or (y) such transferee’s interests in the transferor;

(2)            in the case of each transfer or distribution pursuant to clauses (ii) through (ix) above, if any public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of shares shall be required or shall be voluntarily made during the Lock-Up Period such report or filing shall disclose that such donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein; and

(3)            for purposes of clause (xii) above, “Change of Control” shall mean the transfer to or acquisition by (whether by tender offer, merger, consolidation, division or other similar transaction), in one transaction or a series of related transactions, a person or group of Affiliated persons (other than an underwriter pursuant to an offering), of GCAC’s voting securities if, after such transfer or acquisition, such person or group of Affiliated persons would beneficially own (within the meaning set forth in Rule 13d-3 promulgated under the Exchange Act) more than 50% of the outstanding voting securities of GCAC (or the Surviving Corporation).

c)            For the avoidance of doubt, except as set forth in Section 2(a) with respect to the Founder Warrants and shares of Common Stock issuable upon exercise thereof, each Sponsor shall be permitted to convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities or warrants to acquire shares of Common Stock into shares of Common Stock; provided that any such shares of Common Stock or warrants received upon such conversion shall be subject to the restrictions set forth in this Section 2.

d)            Each Sponsor also agrees and consents to the entry of stop transfer instructions with GCAC’s transfer agent and registrar against the transfer of the Covered Securities except in compliance with the foregoing restrictions and to the addition of a legend to such Sponsor’s shares describing the foregoing restrictions. If any transfer is made or attempted to be made contrary to the provisions of this Agreement, such purported prohibited transfer shall be null and void ab initio, and GCAC shall refuse to recognize any such purported transferee of the Covered Securities as one of its equity holders for any purpose. GCAC agrees that it shall not unreasonably delay or condition or refuse to provide its consent to the transfer agent to remove such restrictions for transfers permitted or not specifically prohibited under this Agreement or the Prospectus.

3.            Representations and Warranties of the Sponsors. Each Sponsor represents and warrants to GCAC as follows as of the date hereof:

a)            Organization and Requisite Authority. Such Sponsor possesses all requisite limited liability company power and authority necessary to carry out the transactions contemplated by this Agreement.

b)            Authorization; No Breach.

i)            The execution, delivery and performance of this Agreement has been duly authorized by such Sponsor. This Agreement constitutes a valid and binding obligation of such Sponsor, enforceable against such Sponsor in accordance with its terms, subject to the Remedies Exceptions.

ii)            The execution and delivery by such Sponsor of this Agreement and the fulfillment of and compliance with the terms hereof by such Sponsor do not and will not, as of the Closing, conflict with or result in a breach by such Sponsor of the terms, conditions or provisions of its organizational documents or any material agreement, instrument, order, judgment or decree to which such Sponsor is subject or conflict with or violate in any material respect any Law to which such Sponsor is subject.

c)            Ownership. As of the date hereof, such Sponsor is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, the number of Founder Shares and Founder Warrants held by such Sponsor, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Founder Shares or Founder Warrants) affecting any such Founder Shares or Founder Warrants, other than Liens pursuant to (i) this Agreement, (ii) the certificate of incorporation of GCAC, (iii) the Business Combination Agreement or (iv) any applicable Laws (securities or otherwise).

d)            No Consents. The execution and delivery of this Agreement by such Sponsor does not, and the performance by such Sponsor of its obligations hereunder will not, require any consent or approval that has not been given or other action that has not been taken by any person (including under any contract binding upon such Sponsor or such Sponsor’s Founder Shares or such Sponsor’s Founder Warrants), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor of its obligations under this Agreement.

e)            Acknowledgement. Such Sponsor understands and acknowledges that each of GCAC and the Company is entering into the Business Combination Agreement in reliance upon such Sponsor’s execution and delivery of this Agreement.

4.            Representations and Warranties of GCAC. GCAC represents and warrants to each of the Sponsors as follows as of the date hereof.

a)            Organization and Corporate Power. GCAC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), operating results or assets of GCAC. GCAC possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

b)            Authorization; No Breach.

i)            The execution, delivery and performance of this Agreement has been duly authorized by GCAC. This Agreement constitutes the valid and binding obligation of GCAC, enforceable against GCAC in accordance with its terms, subject to the Remedies Exception.

ii)            The execution and delivery by GCAC of this Agreement and the fulfillment of and compliance with the terms hereof by GCAC, do not and will not, as of the Closing, conflict with or result in a breach by GCAC of the terms, conditions or provisions of its organizational documents or any agreement, instrument, order, judgment or decree to which GCAC is subject.

c)            Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any Governmental Authority is required in connection with the execution, delivery or performance by GCAC of this Agreement or the consummation by GCAC of any of the transactions contemplated hereby.

5.            Further Assurances. From time to time, at a Party’s request and without further consideration, each other Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement.

6.            Waiver of Anti-Dilution Protections. Each Sponsor hereby waives (but subject to consummation of the Merger), to the fullest extent permitted by law, the provisions of Article IV, Section 4.3(b)(ii) of the Amended and Restated Certificate of Incorporation of GCAC (as in effect as of the Closing) to have the Class B Common Stock convert into Class A Common Stock at the Merger Effective Time at a ratio greater than one-for-one. Notwithstanding anything to the contrary in the immediately prior sentence, this waiver shall be applicable only in connection with the transactions contemplated by the Business Combination Agreement and this Agreement (and any Class A Common Stock issued in connection with the transactions contemplated by the Business Combination Agreement) and shall be void and of no force and effect if this Agreement is terminated.

7.            Termination. This Agreement shall terminate upon the earliest to occur of (a) the termination prior to the Closing of the Business Combination Agreement pursuant to and in accordance with its terms, (b) such time as this Agreement is terminated upon the mutual written agreement of the Parties and (c) the election of the Sponsors in their sole discretion to terminate this Agreement following any material modification or amendment to, or the waiver of any material provision of, the Business Combination Agreement, as in effect on the date hereof, that increases the amount or changes the form of consideration payable to the holders of Company Common Stock; provided that the provisions of Section 8 and, only if the Closing of the Business Combination Agreement occurs, Section 6 shall survive the termination of this Agreement.

8.            Miscellaneous.

a)            Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the Parties hereto shall bind and inure to the benefit of the respective successors of the Parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the Parties may not assign this Agreement.

b)            Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

c)            Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

d)            Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

e)            Amendments and Waivers. This Agreement may not be amended, modified or supplement in any manner, except by a written instrument executed by all Parties. No waiver of any of the terms or conditions of this Agreement shall be effective unless in writing and signed by the Party against which such waiver is to be enforced.

f)             Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to principles or rules of conflict of laws that would result in the application of any other jurisdiction’s Laws. Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the Federal and state courts sitting in New York, New York (the “Chosen Courts”), in connection with any matter based upon or arising out of this Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each Party hereby consents to service of process in any such proceeding in any manner permitted by New York law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at, in the case of the Company, 399 West Trimble Road, San Jose, CA 95131, and, in the case of the other parties hereto, such party’s address specified in Exhibit A, agrees that process may be served upon them in any manner authorized by the Laws of the State of New York for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing, a Party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

g)            Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto (or their permitted assigns following such assignment), and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement or a permitted assignee following such assignment (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney, advisor or representative or affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney, advisor or representative or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of GCAC, any Sponsor or the Company under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

h)            Enforcement. The Parties agree that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (a) the Parties shall be entitled to seek an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof without proof of damages, prior to the valid termination of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement. Each of the Parties agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Parties seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with its terms shall not be required to provide any bond or other security in connection with any such injunction.

i)            Entire Agreement. This Agreement constitutes the entire agreement among the Parties relating to the subject matter hereof and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the matters contemplated by this Agreement exist between the Parties except as expressly set forth or referenced in this Agreement.

j)            Conflict of Terms. Except as specifically modified by this Agreement, the terms of any letter agreement, dated as of January 29, 2021, by and among GCAC, the Sponsors and each of GCAC’s officers and directors signatory to such applicable letter agreement shall remain in effect with respect to the Covered Securities.

k)            No Third-Party Beneficiaries. This Agreement is not intended to, and does not, confer upon any person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the Parties hereto hereby further agree that this Agreement may only be enforced against, and any Action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the persons expressly named as parties hereto.

l)            Authorization on Behalf of GCAC. The Parties acknowledge and agree that notwithstanding anything to the contrary contained in this Agreement, any and all determinations, actions or other authorizations under this Agreement on behalf of GCAC, including, without limitation, enforcing GCAC’s rights and remedies under this Agreement, or providing any waivers with respect to the provisions hereof, shall solely be made, taken and authorized by GCAC’s directors who qualify as independent directors under the applicable U.S. national stock exchange on which shares of GCAC’s common stock are then listed (or, if GCAC’s common stock is no longer listed on an U.S. national stock exchange, the last national stock exchange on which GCAC’s common stock was listed) and are otherwise not the applicable Sponsor or an Affiliate of the Sponsor (the “Independent Directors”), with the Independent Directors acting by majority vote, consent or approval thereof. In the event that GCAC at any time does not have any Independent Directors, so long as any Sponsor has any remaining obligations under this Agreement, GCAC will promptly appoint one in connection with this Agreement. Without limiting the foregoing, in the event that a Sponsor or a Sponsor’s Affiliate serves as a director, officer, employee or other authorized agent of GCAC or any of its current or future Affiliates, such Sponsor and/or Sponsor’s Affiliate shall have no authority, express or implied, to act or make any determination on behalf of GCAC or any of its current or future Affiliates in connection with this Agreement or any dispute or Action with respect hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has executed or caused this Agreement to be executed by its duly authorized representative as of the date first set forth above.

Growth Capital Acquisition Corp.

By:
Name:	Prokopios “Akis” Tsirigakis
Title:	Chairman and Co-CEO

By:
Name:	George Syllantavos
Title:	Co-CEO and CFO

Growth Capital Sponsor LLC

By:
Name:
Title:

Nautilus Carriers LLC

By:
Name:
Title:

HB Strategies LLC

By:
Name:
Title:

Cepton Technologies, Inc.

By:
Name:
Title:

Exhibit A

Party	Address